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                                                                   EXHIBIT 23.1


              Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Form S-4 Registration Statement of our report dated March 30, 1999 relating to the consolidated financial statements and schedules of American Realty Trust, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP



Dallas, Texas

February 2, 2000